UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 2, 2022
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 2, 2022, American Insurance Acquisition, Inc. (“American Acquisition”), an intermediate holding company subsidiary of Atlas Financial Holdings, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with the Dana Popish Severinghaus, Director of the Illinois Department of Insurance, acting solely in her capacity as the statutory and court affirmed liquidator (the “Liquidator”) of American Country Insurance Company, American Service Insurance Company, and Gateway Insurance Company, and Adrienne A. Harris, Superintendent of the New York State Department of Financial Services, solely in her capacity as liquidator of Global Liberty Insurance Company (the “Superintendent” and, together with the Liquidator, the “Insurance Regulators”), with the Insurance Regulators serving as liquidators in connection with the previously announced liquidation of the Company’s former insurance company subsidiaries. The Settlement Agreement remains subject to court approval in both Illinois and New York (each, a “Supervising Court Approval”) and certain provisions will become effective following the receipt of the Supervising Court Approvals in Illinois while others require both Supervising Court Approvals to become effective (the “Effective Date”).

Pursuant to the Settlement Agreement, within thirty (30) days after the Effective Date, American Acquisition will initiate a sale of the Company’s headquarters building via an auction process will be undertaken with a confidential reserve price agreed between American Acquisition and the Insurance Regulators (the “Sale”). The parties believe that such an auction will expedite the sale of this property, which has been held for sale since April 1, 2021. The proceeds of the Sale will be allocated as follows: (i) to the payment of all normal and customary costs of selling the real estate, including, without limitation any sales commission owed to the auctioneer; (ii) to the payment of all past due real estate taxes on account of the real estate; (iii) to the payment of all real estate taxes on account of the real estate due for the current year, prorated through the date of closing; (iv) to the payment of any mortgage liens held by the estates of the Company’s former insurance company subsidiaries, as described in the Settlement Agreement; (v) to the holders of any liens or claims on the real estate that are subordinate in priority to holders of the mortgage liens referenced in clause (v); and (vi) to American Acquisition.

Upon the entry of the Illinois Supervising Court Approval, American Acquisition will withdraw, in writing, its assertions of rights of setoff against the mortgage notes between American Acquisition and the consolidated estates of the Company’s former Illinois domiciled insurance subsidiaries (the “Consolidated Estates”).

Upon the later of (i) ten (10) business days after the Effective Date or (ii) the receipt by American Acquisition, or its affiliates, of sufficient funds, American Acquisition will pay the Liquidator $1,000,000 (the “$1 Million Payment”) in consideration for the Liquidator’s (A) contemporaneous release of all its interest in the stock of AGMI, (B) contemporaneous cancellation of the related stock power, and (C) simultaneous delivery to American Acquisition of the AGMI stock certificates held by the Liquidator pursuant to the previously disclosed pledge agreement between American Acquisition and the Liquidator, pursuant to which American Acquisition granted the Liquidator a security interest in and stock power with respect to 49% of American Acquisition’s 100% share holding in the Company’s managing general agency subsidiary, Anchor Group Management, Inc. (“AGMI”). None of the proceeds of the Sale will be included in determining the $1 Million Payment, and regardless of any amount realized upon a subsequent sale of AGMI, the Consolidated Estates will not in any event be required by American Acquisition or any of American Acquisition’s affiliates to refund or disgorge any portion of the $1 Million Payment. If American Acquisition sells all or substantially all of the shares or assets of AGMI within two years of the Consolidated Estates’ receipt of the $1 Million Payment, the Consolidated Estates will receive an additional payment equal to the lesser of (i) $1,450,000 or (ii) the amount equal to (A) 49% of the proceeds of such sale (net of direct expenses incurred by American Acquisition in connection therewith, including reasonable fees and expenses of attorneys, financial advisors and other professionals) minus (B) $1,000,000.

Immediately after the Supervising Court Approval in Illinois is obtained, American Acquisition shall cause AGMI to pay to the Liquidator the sum of $151,000 representing a portion of the employee retention credit refund payment previously received by AGMI.

The Settlement Agreement also includes a mutual release between American Acquisition and the Liquidator, including, without limitation, with respect to the mortgage as described in the Settlement Agreement, and a confirmation that no admission of liability is being made by any party to the Settlement Agreement.

The Settlement Agreement is filed as Exhibit 10.1 to this Current Report. The description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement filed herewith as Exhibit 10.1 to this Current Report.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and information within the meaning of the federal securities laws regarding the Company and its businesses. Such statements are based on the current expectations, estimates, projections, and assumptions made by management. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this report may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the effects and duration of the COVID-19 outbreak, the insurance industry, economic factors, and the equity markets generally and the other risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and subsequent periodic reports. Many of these uncertainties and risks are difficult to predict and beyond management’s control. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made, and the Company and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
Settlement Agreement, by and among Dana Popish Severinghaus, Director of the Illinois Department of Insurance, acting solely in her capacity as the statutory and court affirmed liquidator of American County Insurance Company, American Service Insurance Company, and Gateway Insurance Company, American Insurance Acquisition, Inc., and Adrienne A. Harris, Superintendent of the New York State Department of Financial Services, solely in her capacity as liquidator of Global Liberty Insurance Company, dated August 2, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
Date: August 4, 2022	By:	/s/ Paul A. Romano
	Name:	Paul A. Romano
	Title:	Vice President and Chief Financial Officer